UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 27, 2004

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31812 (Commission File Number)	58-2301143 (I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois (Address of principal executive offices)	60069 (Zip Code)

(847) 478-0500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On August 27, 2004, BioSante Pharmaceuticals, Inc. entered into a Second Amendment to Lease with Highlands Park Associates effective as of September 1, 2004. The Amendment amends the Lease, dated as of September 15, 1997, as amended, between BioSante and Highlands Park Associates. The Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by this reference.

The Amendment, among other things:

•	extended the term of the Lease, as amended, from October 31, 2004 to October 31, 2006;

•	decreased the monthly minimum base rent from approximately $7,300 per month to approximately $6,018 per month;

•	set November 1, 2005, as the next date for a minimum base rent increase;

•	provided for an additional security deposit payment of $20,000; and

•	eliminated the right of either BioSante or Highlands Park Associates to terminate the Lease, as amended, prior to the end of the term by giving the other party at least 60 days prior written notice.

Section 9 — Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits. The following exhibits is filed herewith:

Exhibit No.	Description

10.1	Second Amendment to Lease dated as of September 1, 2004, by and between BioSante Pharmaceuticals, Inc. and Highlands Park Associates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.
By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary

Dated: September 1, 2004

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Second Amendment to Lease dated as of September 1, 2004, by and between BioSante Pharmaceuticals, Inc. and Highlands Park Associates.